Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-110973 and 333-122861 on Form S-8 of our reports dated March 10, 2005 relating to the financial statements of LECG Corporation and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of LECG Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 10, 2005